EXHIBIT 10.13

FIRST AMENDMENT TO THE

ARGO GROUP INTERNATIONAL HOLDINGS LIMITED

DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

THIS FIRST AMENDMENT to the Argo Group International Holdings Limited Deferred Compensation Plan for Non-Employee Directors, dated February 1, 2008, (the “Plan”), is effective as of November 2, 2009 (the “First Amendment”).

Capitalized terms used in this First Amendment that are not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

WHEREAS, Argo Group International Holdings (the “Company”) has adopted and maintained the Plan for the benefit of its non-employee directors; and

WHEREAS, pursuant to Section 9.02 of the Plan, the Company has reserved the right to amend the Plan; and

WHEREAS, the Company desires to amend the Plan to comply with Section 457A of the Internal Revenue Code of 1986, as amended;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.      Amendment: Section 7.01 of the Plan is hereby amended in its entirety to read as follows:

7.01    Distribution Events. A Participant or Beneficiary under this Plan shall be eligible to receive a Benefit Payment under this Plan only upon the occurrence of a Distribution Event, which shall be deemed to occur upon the earliest of:

(a)        The date on which a Participant ceases to be a member of the Board due to the Participant’s retirement and such cessation of membership constitutes a “separation from service” within the meaning of Section 409A of the Code.

(b)        The date on which a Participant ceases to be a member of the Board due to death or Total Disability.

(c)        The date on which a Participant ceases to be a member of the Board for any reason other than for death, retirement, Total Disability or Termination with Cause and such cessation of membership constitutes a “separation from service” within the meaning of Section 409A of the Code;

EXHIBIT 10.13

(d)        The date on which an Award is made to the Participant’s Account for services performed during the year in which the Participant retired, died, or became Totally Disabled;

(e)        The date on which a Change in Control becomes effective; or

(f)        December 1, 2017.

2.      Amendment: Section 7.02 is hereby amended to add subparagraph (d) at the end thereof, as follows:

(d)        December 1, 2017. If the Distribution Event is the occurrence of December 1, 2017, the Plan Administrator shall distribute the resulting Benefit Payment to the Participant or the Participant’s Beneficiary as soon as administratively possible and in no event later than December 31, 2017.

3.      Amendment: Section 7 of the Plan is hereby amended to add Section 7.05 at the end thereof, as follows:

7.05    Distribution of Compensation Deferred in 2009. Notwithstanding anything contained herein to the contrary, all amounts in the Participant’s Cash Compensation Account deferred with respect to Plan Year 2009, the fair market value of all Stock Units awarded as matching contributions under Section 4.04 with respect to amounts deferred for Plan Year 2009, and all interest accrued thereon, shall be distributed to Participant or Beneficiary no later than December 31, 2009.

4.      General: Except as specifically amended herein, the Plan will remain in full force and effect in accordance with its original terms, conditions, and provisions.

IN WITNESS WHEREOF, this First Amendment to the Plan is hereby executed with effect as of November 2, 2009.

Argo Group International Holdings Limited

By:

Its: